                          LOCK BOX OPERATING AGREEMENT


     This is a Lock Box Operating Agreement (the "Agreement"), entered into as of this ____ day of October, 1996, by and between Manufacturers and Traders Trust Company, with an office for the conduct of business located at 44 Exchange Street, Rochester, New York, 14614 (the "Bank") and Delta Computec Inc. ("DCI"), and DCI's wholly-owned subsidiary, Delta Data Net, Inc. ("DDI" and, collectively with DCI, the "Customer"), each of which have an office for the conduct of business located at 900 Huyler Street, Teterboro, New Jersey 07608, to govern a post office lock box arrangement between the parties to this Agreement. This Agreement is for the benefit of Joseph M. Lobozzo II ("Lobozzo") pursuant to a certain Amended and Restated Promissory Note of even date herewith. The Bank acknowledges that it is acting as agent for Lobozzo for the purpose of perfecting Lobozzo's security interest in certain assets of the Customer under the Uniform Commercial Code.

     PROCEDURES:

     The Bank will rent a United States Post Office Lock Box (the "Lock Box") for acceptance of the Customer's items to be processed by the Bank.

     All envelopes containing items to be processed through the Lock Box will be mailed to the following address:
________________________________________________________________.

     The Customer hereby authorizes and directs the Bank to collect mail from the Lock Box.

     The Bank will collect the contents of the Lock Box on a daily basis, in accordance with the Bank's schedule in effect from time to time, on all days when the Bank is open for business. The Bank will open the envelopes removed from the

                                                           Page 202 of 207 Pages
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Lock Box and remove any checks  contained  therein.  Any  remittance  supporting detail, such as invoices or correspondence, will be left inside the envelope, unless the Customer specifically requests that such items be removed as set forth in Section 2(i) of this Agreement.

     The Bank will record the amount of the check on the accompanying envelope. A photocopy of any checks can be provided to the Customer upon request of the Customer as set forth under Section 2(i) of this Agreement.

     The Bank will deposit checks upon which the payee or endorsee is DCI or DDI, and shall have the option of returning to the Customer any check bearing a different payee or endorsee.


     At the Customer's option, the Bank will mail to the Customer or deliver to a customer-designated Bank branch for customer pickup daily, invoices and other material, including copies of the checks. If the Customer requests that remittance detail be returned via the United States mail, or other delivery services, the following address will be used by the Bank until further notice from the Customer: 900 Huyler Street, Teterboro, New Jersey 06708.

     The Bank will maintain a microfilm record of all checks processed in order that a duplicate photocopy may be prepared should the need arise.

     The Bank will provide additional processing options specifically requested by the Customer. The Customer will be charged an additional assessment for each option. Such options may include express mail service, daily deposit reporting, computer tape, or other services made available by the Bank from time to time. Those processing options requested by the Customer are listed below:__________________________________________________________.

                                                           Page 203 of 207 Pages
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     DEPOSIT OF CHECKS:

     The Bank will endorse all checks and other instruments received as directed by the Customer, using either Option A or Option B.

______ Option A   CREDITED TO THE ACCOUNT OF WITHIN NAMED PAYEE.  ENDORSEMENT
                                   GUARANTEED THE BANK.

______ Option B   RESTRICTIVE ENDORSEMENT -- FOR DEPOSIT ONLY AND CUSTOMER NAME.

     The Bank will make at least one deposit on each banking day and will credit the Customer's deposit account(s) listed below:__________________________________.

     RETURNED CHECKS:

     The Bank will debit the Customer's deposit account for any checks which are returned unpaid. The Bank will not redeposit these checks unless it has received written authorization from the Customer to do so.

     CHARGES:

     The Customer agrees that the Bank may direct charge the DCI account number __________________ for the annual items' bundling and post office Lock Box rental fees (payable in advance) as assessed by the United States Post Office. The Customer also agrees to pay for the use of the Bank's Lock Box Services to be provided pursuant to this Agreement in the manner and amount listed below:
_____________________________________________________. If no account has been established by the Customer with the Bank, the Customer agrees to pay the estimated annual fees in advance, with a reconciliation of such amounts on an annual basis.


                                                           Page 204 of 207 Pages
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     INCONSISTENCIES WITH OTHER AGREEMENTS:

     In carrying out this Agreement, the parties shall also be bound by the terms of any Customer account agreements with the Bank. If there is an inconsistency between this Agreement and any such account agreement, the terms of this Agreement shall prevail.

     TERMS AND TERMINATIONS:

     This Agreement shall be effective as of the above date, and shall continue in force until terminated at the end of any calendar month by either party giving to the other prior written notice of not less than thirty (30) days, or until terminated by the Bank for the Customer's failure to make timely payment.

     MISCELLANEOUS:

     This Agreement shall be interpreted and construed in all respects under the laws of the State of New York and the parties hereto consent to the jurisdiction and venue of the State and/or Federal courts located within Monroe County, State of New York for the resolution of any such disputes.

     ASSIGNMENTS; PARTIES

     Neither party to this Agreement may assign its rights or obligations under this Agreement without the express written consent of all other parties, except that the obligations of the Bank under this Agreement may be provided or fulfilled by any subsidiary, affiliate or subcontractor. No third party to this Agreement shall have any right or benefit hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and to be effective as of the date first written above.

                                                           Page 205 of 207 Pages
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                                     MANUFACTURERS AND TRADERS TRUST
                                       COMPANY


                                     By: _______________________
                                         Name:
                                         Title:

                                     DELTA COMPUTEC INC.


                                     By: _______________________

                                         Name:
                                         Title:

                                     DELTA DATA NET, INC.


                                     By: _______________________
                                         Name:
                                         Title:

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